NESTOR TRAFFIC SYSTEMS, INC.

                     SUBSCRIPTION AGREEMENT


Nestor Traffic Systems, Inc.
One Richmond Square
Providence, Rhode Island  02906

Attn:  Mr. David Fox, Chief Executive Officer

Gentlemen:

          The undersigned subscriber (the "Subscriber") is a member of the Carroll-Wiener Group Voting Trust (the "CWG") and acknowledges having been advised by Nestor Traffic Systems, Inc., a Delaware company (the "Company"), that:

          (a) The Company was organized on January 1, 1997, for the principal purpose of utilizing the licensed neural network and image-processing technology of Nestor, Inc. ("Nestor") of which the Company is presently a wholly-owned subsidiary, to develop products that use video cameras or other sensors to monitor traffic flow, to send traffic data to a central traffic operations center and for the purpose of completing the development of the Company's CrossingGuardr products and funding the rollout of such products. The business of the Company is described in a business plan of the Company dated February 1, 1999 ("Business Plan"), receipt of which is hereby acknowledged by the Subscriber.

          (b) In order to finance the transactions contemplated by the Business Plan, and to create available working capital for the Company, the Company has offered for sale (the "Private
Placement") to members of the CWG security interests in the Company (the "Shares"), such Shares to be issued in consideration for the payment by the Subscriber.

          (c) The sale of the Shares will be consummated no later than March 25, 1999 (the "Closing Date").

          (d) The Shares are being offered and sold in the Private Placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), by reason of the provisions of Section 4 (2) of the Act and Rule 506 of Regulation D promulgated thereunder and only to "accredited investors" as defined in Section 501 of Regulation D.

          (e) Upon Closing, but prior to the exercise of the Option (described in paragraph 1 below) in full by the Subscribers, the Board of Directors of the Company shall consist of a maximum of seven members: three members designated by Nestor, three members designated by CWG, and David Fox serving as the seventh member, and the Chairman of the Board will be designated by CWG during this period. After exercise or expiration of the Option the seven member limitation shall be terminated.

     Accordingly, the Subscriber is writing to advise you of the following terms and conditions under which the Subscriber hereby offers to subscribe (the "Offer") to participate in the Private
Placement and thereby acquire the Shares in (and become a Stockholder of) the Company.

     1.   Subscription Payment

          (a) Subject to the terms and conditions set forth in this Agreement (the "Subscription Agreement"), the Subscriber hereby tenders this Offer to purchase the Shares in the Company in the amount set forth in this paragraph 1 and on the signature page hereto (the "Subscription Amount"). Subject to the provisions of this Subscription Agreement, the Subscriber agrees as follows:
(i) to purchase, and the Company will sell, (Shares) shares of common stock, $.01 par value, of the Company (the "Initial
Shares") on or before March 25, 1999 (the "Closing"), and such Initial Shares will represent an aggregate of approximately (Percentage)% of the then issued and outstanding 360,000 shares of common stock of the Company (Nestor holds 225,000 shares (62.5%)), in consideration of payment to the Company of the sum of (Amount); (ii) for valuable consideration, the receipt of which is hereby acknowledged, on or before January 31, 2000 the CWG has the right to purchase in whole, but not in part
("Option"), 87,500 additional shares of common stock, $.01 par value, of the Company ("Additional Shares") in consideration of the payment to the Company of an aggregate sum of $1,750,000, a copy of such Option is attached as Schedule A; (iii) upon exercise in whole of the Option and payment in full of the Additional Shares, the Subscriber will be issued an additional (Initial_Shars) Initial Shares such that the total Initial Shares held by the Subscriber will represent approximately (Percentage)% of the issued and outstanding 500,000 shares of Common Stock as of the date of Option exercise. Upon exercise of the Option in full by CWG, the Subscriber has the right to purchase, for $20 per Additional Share, (Addl_Shares) Additional Shares in the
Option in whole or in part, provided that: (a) if Subscriber elects not to purchase the (Addl_Shares) Additional Shares in full, any unpurchased Additional Shares will be offered to the CWG pro-rata to those CWG members who exercised their options in full, or (b) if Subscriber elects to purchase his Additional
Shares in full, Subscriber will be offered any unpurchased shares of other CWG members pro-rata with all other CWG members who subscribed to Additional Shares in full. Subscriber hereby acknowledges that if the CWG fails to exercise the Option in whole, no additional Initial Shares and no Additional Shares will be issued, leaving 360,000 shares outstanding with Nestor holding 225,000 and the CWG holding 135,000. If the CWG exercises its full Option, total outstanding shares will be 500,000; giving effect to the issuance of such Initial and Additional Shares, Nestor will hold 225,000 shares (45%), and the CWG, including the Subscriber, will hold 187,500 Initial Shares (37.5%) and 87,500 Additional Shares (17.5%).

          (b) The Company will pay and reimburse to Nestor for the direct and indirect expenditures incurred by Nestor in support of the Company for the period from January 1, 1999 to the date of the Closing, such reimbursement (including amounts due for facility and general administrative services defined below) will not exceed $550,000, with $275,000 paid to Nestor on March 30,1999 and the balance due on December 31, 1999. In order to facilitate the business of the Company, the Company will pay Nestor for providing certain facility and general administration services to the Company at a cost per month as determined in accordance with the annexed Schedule B from the date of Closing and for so long as such services are requested by the Company and provided by Nestor, or until otherwise mutually agreed to by the Company and Nestor.

          (c) Payment of the Subscription Amount shall be made by delivery to the Company at the address set forth above. In the alternative, payment may be made by means of a wire transfer in accordance with the wire transfer instructions furnished to the Subscriber.

          (d) Payment of the amount of the Subscriber's portion of the Option set forth on the annexed Subscription Agreement Signature
Page with respect to the purchase of the Subscriber's Additional
Shares shall be made to the Company as provided in (c) above.

          (e) Subject to the terms contained herein, this Subscription Agreement shall be effective when it has been executed by the Subscriber and accepted by Nestor and the Company.

THE SUBSCRIBER ACKNOWLEDGES THAT THE PURCHASE OF THE SHARES IN THE COMPANY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, THE SUBSCRIBER CAN AFFORD A LOSS OF ITS ENTIRE INVESTMENT IN THE COMPANY AND IT IS SUBSCRIBING TO AND THE SUBSCRIBER HAS AGREED TO PURCHASE THE SHARES AFTER ADEQUATE INVESTIGATION OF THE PROPOSED BUSINESS OF THE COMPANY.

     2.   Acceptance of Offer

     It is understood and agreed that this Offer is made subject to the following terms and conditions:

          (a) The Company shall have the right to accept or reject this Offer, in whole but not in part, for any reason or no reason, including, but not limited to, ineligibility of the Subscriber under the applicable federal, state or foreign securities laws.
If this Subscription Agreement is rejected, the Subscription
Amount of the Subscriber previously delivered will be returned to the Subscriber at the address indicated on the Signature Page.

          (b) Two copies of this Subscription Agreement will be executed by the Subscriber on the Signature Page. If accepted, one copy of the executed Subscription Agreement will be retained by the Company and one copy of the executed Subscription Agreement, after execution by the Company and Nestor, will be delivered to the Subscriber.


     3.   Representations, Warranties and Agreements of the Subscriber

     The Subscriber hereby represents and warrants to the Company as follows:

          (a) The address set forth at the bottom of this Subscription Agreement is the Subscriber's true and correct residence, and the Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

          (b) The Subscriber understands that the Shares subscribed for hereby have not been registered under the Act in reliance on the exemption provided in Section 4(2) of the Act, and that there can be no assurance that the Shares will ever be so registered.
Accordingly, the Subscriber acknowledges and agrees that it cannot and will not sell, transfer, assign, hypothecate or pledge the Subscriber's Shares being subscribed for hereby unless such Shares either have been registered under the Act or, in the opinion of counsel satisfactory to the Company and its counsel, an exemption from such registration is available. In addition, the Subscriber understands that there is no public market for the Shares and that, in any event, any transfer of Shares is restricted by this Subscription Agreement, including, without limitation, the requirement that any such transfer be consented to by the Company. The Subscriber further understands that the Company is under no obligation to register under the Act the Interest being subscribed for hereby on the Subscriber's behalf or to assist the Subscriber in complying with any exemption from registration or in registering the Shares under the Act.
Accordingly, the Subscriber may have to hold the Shares indefinitely and that it may not be possible for the Subscriber to liquidate the Subscriber's investment in the Company.

          (c) The Shares hereby subscribed for are being acquired solely for the Subscriber's own account, for investment purposes only, and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof, and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement relating thereto other than as provided in this Subscription Agreement.

          (d) The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by any person other than a representative of the Company.

          (e) The Subscriber has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the Private Placement to evaluate the merits and risks of an investment in the Shares, and to make an informed investment decision with respect thereto.

          (f) The Subscriber is not relying on the Company or any officer, director of the Company or Nestor, or any agent thereof with respect to the tax and other economic considerations of an investment in the Shares.

          (g) The Subscriber's overall commitment to investments which are not readily marketable is reasonable in relation to the Subscriber's net worth.

          (h)  The Subscriber acknowledges and is aware of the following:

     (i) That the Company is a development stage company with limited operating history;

     (ii) That the Shares represent a speculative investment involving a high degree of risk, and could result in the loss of the Subscriber's entire investment in the Company;

    (iii) That there is no guarantee that the Subscriber will realize any gain from the Subscriber's investment in the Company and may lose the Subscriber's entire investment; and

     (iv) That it never has been represented, guaranteed or warranted to the Subscriber by any broker, the Company or Nestor, their respective officers, directors, its agents or employees, or any other person, expressly or by implication, as to:

       (A) The approximate or exact length of time the Subscriber will be required to remain as a stockholder of the Company; and

       (B) The past performance or experience on the part of the Company and Nestor or of any other person, that will in any way indicate the predictable results or the ownership of the Shares of the Company.

          (i) The Subscriber and its attorney, accountants or advisers have had the opportunity to ask questions of and receive answers from the Company and Nestor as to all matters related to the Company, the Business Plan and the Private Placement and have had a reasonable opportunity to inspect all documents, records and books pertaining to the purchase of the Shares.

          (j) The Subscriber has received a complete copy of the Business Plan (dated February 1, 1999), and the Subscriber agrees to be bound by all of the terms of this Subscription Agreement.

          (k) The Subscriber has not authorized any person or institution to act as his "purchaser representative" (as such term is defined in Rule 501 promulgated under the Act) in connection with the Private Placement and/or this Offer.

          (l) The Subscriber is an "accredited investor" as that term is defined in Section 501 of Regulation D under the Act inasmuch as the Subscriber meets the requirements of one or more of the subparagraphs listed below as of the date of this Subscription
Agreement, and if there is any material change in such status prior to the sale of the Shares or the exercise of the Option described above, the Subscriber will immediately furnish such revised or corrected information to the Company.

     Please insert your initials in the appropriate box next to the description applicable to you as the Subscriber.

               (i) A natural person who had individual income of more than $200,000 in each of the most recent two years, or joint income with that person's spouse in excess of $300,000 in each of the most recent two years and who reasonably expects to reach that same income level for the current year. For this purpose, "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, (A) increased by the individual's share (and not a spouse's share) of: (i) the amount of any tax exempt interest income received, (ii) amounts contributed to an IRA or Keogh retirement plan, (iii) alimony paid, and (iv) the excluded portion of any long-term capital gains, and (B) adjusted, plus or minus, for any non-cash loss or gain, respectively, reported for federal income;

               (ii) A natural person whose individual net worth is in excess of $1,000,000. For this purpose, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, provided, however, for the purpose of determining a person's net worth, the principal residence owned by an individual shall be valued at cost, including the cost of improvements, net of current encumbrances upon the property or valued on the basis of a written appraisal used by an institutional lender making a loan secured by the property. For the purposes of this provision, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union, personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

               (iii) A trust, with total assets in excess of $5,000,000, which is not formed for the purpose of acquiring the LP Interests and whose purchase is directed by a person who has such knowledge and experience in financial business matters that such person is capable of evaluating the risks and merits of an investment in the LP Interests;

               (iv)  A corporation, a partnership, an
               organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the LP Interests, with total assets in excess of $5,000,000; or

                (v) An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.

               (vi) Any director or executive officer of the Company.

          (m) The Subscriber hereby confirms its obligation to the Company and Nestor to comply with the terms of the Company's right and option to sell to the Subscriber its pro rata share of the Private Placement in accordance with the provisions of paragraph
1.(a) at page 2 hereof; and the existence of technology license and trademark agreements between Nestor and the Company. The technology license agreement provides a royalty of from 0% to 10% to Nestor calculated on the gross margin (gross revenues less direct third-party costs of goods sold) the Company receives from subject product sale, license, or other related services. Until such time as there is a public offering of the securities of the Company or Nestor's primary equity position in the Company is less than 20%, the Subscriber agrees and understands that (i) no merger, consolidation or sale of substantially all of the assets of the Company can be consummated without the prior written consent of Nestor, such consent not to be unreasonably withheld,
(ii) neither Nestor nor this Subscriber will sell or transfer any of the Shares of the Company without first offering the Shares to CWG Subscribers and Nestor on the same basis as being offered by a bona fide third party purchaser, and (iii) no new authorization, issuance, sale, retirement or other capital stock transaction will be authorized by the Company without the express written consent of Nestor.

          (n) The foregoing representations, warranties and agreements are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of the Subscription Amount to the Company (i.e., the Closing Date) and shall survive such delivery. If in any respect such representations and warranties shall not be true and accurate prior to acceptance of this Subscription Agreement pursuant to Section 2 hereof, the Subscriber shall give written notice of such fact to the Company, specifying which representations, warranties and agreements are not true and accurate and the reasons therefor.

     4.   Indemnification

     The Subscriber acknowledges that the Subscriber understands the meaning and legal consequences of the representations, warranties and agreements contained in Section 4 hereof, and the Subscriber hereby agrees to indemnify and hold harmless the Company, Nestor, the officers and directors thereof and employees and agents thereof and any person or entity controlling the Company from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Subscription Agreement.

     5.   No Waiver

     Notwithstanding any of the representations, warranties, acknowledgments or agreements made hereby by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to him under federal and state securities laws.


     6.   Transferability

     The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of his interest herein, and further agrees that any assignment or transfer of the Shares and Additional Shares acquired pursuant hereto shall be made only in accordance with this Subscription Agreement and all applicable Federal and State securities laws.

     7.   Revocation

     The Subscriber agrees that it shall not cancel, terminate, or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder and that this Subscription Agreement shall survive the death, incapacity or disability of the Subscriber.

     8.   Truth and Survival of Representations, Warranties and
Agreements

     Each of the representations, warranties and agreements made or to be made by any party hereto pursuant to the terms of this Subscription Agreement (a) shall be true and complete as of the date made or to be made pursuant to the terms of this Subscription Agreement, (b) shall be deemed to have been made again by such party as of the acceptance of this Offer, (c) shall be deemed material, and (d) shall survive the acceptance of this Offer on the Closing Date as contemplated by this Subscription Agreement and any investigation at any time made by or on behalf or either party thereto.

     9.   Miscellaneous

          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Subscriber at the address of the Subscriber set forth below or to the Company at its address set forth at the outset of this Subscription Agreement.

          (b) This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to conflict of law principles applied in such state.

          (c) The term "its" shall be applicable regardless of the gender or form of the entity of the Subscriber.

          (d) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties, and supercedes any previous agreements (written or oral) and discussions among the parties.


     10.  Power of Attorney

     The Subscriber hereby appoints Robert Carroll as its lawful attorney-in-fact in its name, place and stead, in any way the Subscriber could do or act if personally present, with full authority and power to do and perform any and all acts necessary or incident to its performance and implementation of the terms, conditions and obligations arising under this Subscription Agreement and its power shall be revocable by the Subscriber by giving notice thereof to Robert Carroll, Nestor and the Company.

     11.  Representations of the Company

          (a) The Company hereby represents that there are no material outstanding claims, actions, suits, or other liabilities not incurred in the ordinary course of business which are not disclosed in this Subscription Agreement, the Business Plan, or the financial statements of the Company which constitute part of the Business Plan.

          (b) The Certificate of Incorporation and Bylaws of the Company, as amended, as of the date of Closing shall not be further amended prior to the exercise or expiration of the Option without the prior written consent of the Subscriber, such consent not to be unreasonably withheld.

     12.  Special Securities Laws Legends

          The Subscriber also acknowledges that he has reviewed and understands the following:

     THE SUBSCRIBER ACKNOWLEDGES THAT THE SHARES IN THE COMPANY OFFERED IN THE PRIVATE PLACEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY, IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION RELATING TO, AMONG OTHER THINGS, TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING.

     THE SUBSCRIBER ACKNOWLEDGES THAT THE SHARES IN THE COMPANY WILL BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THEN ONLY IN ACCORDANCE WITH THIS SUBSCRIPTION AGREEMENT. THE SUBSCRIBER HAS PROCEEDED WITH THIS OFFER FOR SUCH SHARES ON THE ASSUMPTION THAT THE SUBSCRIBER MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT IN SUCH SHARES FOR AN INDEFINITE PERIOD.

     THE SUBSCRIBER ACKNOWLEDGES THAT SHARES IN THE COMPANY HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING,
INCLUDING THE MERITS AND RISKS INVOLVED.   FURTHERMORE, THE
FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THE SHARES; AND IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SHARES, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDFERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSION RULES.

     COMPLIANCE WITH THE PROVISIONS WHERE APPLICABLE OF THE RHODE
ISLAND UNFORM SECURITIES ACT

OPERATOR: SECTIONS 11 ONLY IS IN PARALLEL COLUMNS MODE; (a), (b) and (c) in one column and (d), (e) and (f) in second column.

     13.  Nature of Subscriber

          The Subscriber is (check one):

          (a)  One or more              (d)  A trust
               individuals
                                        (e)  A limited liability
          (b)  A corporation                 company

          (c)  A partnership            (f)  Another entity or
                                             organization, namely
                                             (please specify):


                                        (g)  A director or
                                             executive of the
                                             Company


     14.  Type of Individual Ownership, if Joint

     If ownership of the Shares is to be held by two or more individuals, such ownership is to be held as follows (check one):

          (a)  Joint Tenants (with rights of survivorship)

          (b)  Tenants in Common (no rights of survivorship)

          (c)  Community Property


     15.  Addresses

All correspondence and payments relating to the Subscriber's investment should be sent (check one):

          (a)  to the address of the Subscriber set
               forth on the signature page hereof; or

          (b)  to the following address:

                __________________________________
                __________________________________
                __________________________________
                __________________________________



          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]







                  NESTOR TRAFFIC SYSTEMS, INC.

              SUBSCRIPTION AGREEMENT SIGNATURE PAGE


     IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the 25th day of March, 1999.


THE AMOUNT OF SUBSCRIPTION,
payable to the order of
Nestor Traffic Systems, Inc. is    (Amount) for the purchase of
                                   (Shares) Initial Shares, and
                                   rights under an Option to an
                                   additional (Initial_Shars)
                                   Initial Shares and to purchase
                                   (Addl_Shares) Additional Shares
                                   for (Option).


________________________           _______________________________
(Name of Corporation,                        Signature:  (Name)
 Partnership or other Subscriber
 Entity)


By:________________________        _________(Name)________________
   Signature                            Name (Please Print)


___________________________        ________________________________
Name of above Signatory                 Social Security Number
(Please Print)


___________________________        _______________________________
Title of Signatory                      Signature of Co-Investor
                                       (If Applicable)


___________________________        ________________________________
Taxpayer Identification                 Name of Co-Investor
Number                                 (If Applicable)

                                   ________________________________
                                        Social Security Number of
                                        Co-Investor (If Applicable)



     The foregoing Subscription Agreement is hereby accepted subject to the terms and conditions hereof, as of March 25, 1999.


                         NESTOR, INC.


                         By:
                           /s/David Fox
                           Chief Executive Officer


                         NESTOR TRAFFIC SYSTEMS, INC.


                         By:
                           /s/Nigel Hebborn
                           Chief Financial Officer



                            SCHEDULE B



Allocation to Company for facility and general administration costs is as follows:

1.   Up to 15 Traffic employees:
          Facility Cost allocation per month      $ 13,125
          G&A allocation per month                $ 26,788
          Total allocation per month              $ 39,913

2.   Greater than 15 employees:
          Facility Cost allocation per month      $ 15,550
          G&A allocation per month                $ 31,717
          Total allocation per month              $ 47,267









_______________________________
     Nestor does not warrant or represent that it can accommodate more than 20 employees of the Company.